Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

(Investor Relations)	(Corporate Press)
Nicole Shevins	Alan Lewis
Senior Vice President	Vice President
Investor Relations & Corporate Communications	Corporate Communications& Public Affairs
Take-Two Interactive Software, Inc.	Take-Two Interactive Software,Inc.
(646) 536-3005	(646)536-2983
Nicole.Shevins@take2games.com	Alan.Lewis@take2games.com

Take-Two Interactive Software to Acquire

Mobile Games Developer Nordeus

Total consideration of up to $378 million in cash, stock, and potential earn-out

Acquisition bolsters Take-Two’s mobile business and expands sports offerings with Top Eleven - soccer management game with over 240 million registered users

New York, NY – June 2, 2021 – Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that it has acquired privately-held Nordeus for up to $378 million. The upfront price of $225 million is comprised of cash and $90 million in newly issued shares of Take-Two common stock. The Nordeus founding team will receive the stock consideration and continue to run the company. The cash portion was funded from Take-Two’s cash on hand. The number of Take-Two shares will be calculated by dividing $90 million by the weighted average closing price per share on the Nasdaq Global Select Market during the thirty trading day period ending on the second trading day prior to the closing date. The cash portion of the purchase price is subject to standard closing adjustments. In addition, the agreement also includes earn-out consideration based upon Nordeus achieving EBITDA results above certain thresholds during each of the first two years. Take-Two's acquisition of Nordeus is the Company's latest strategic initiative to bolster its mobile business following the 2017 and 2020 acquisitions of Social Point and Playdots, respectively, which are overseen by Nir Efrat, Senior Vice President and Head of Mobile for Take-Two.

Founded in 2010, Nordeus is a mobile games company based in Belgrade, Serbia, best known for Top Eleven, the world’s most successful mobile soccer management game* with over 240 million registered users. Top Eleven provides players with a platform for creating and managing their own soccer clubs, while leading them through daily competitions with a global community. The evergreen title continually entertains players through innovating gameplay formats, events, and features – with additional enhancements to come. In addition, Nordeus is developing their future soccer-related mobile titles and technology. Nordeus is led by its co-founders, Branko Milutinović (CEO), Milan Jovović (CCO), Ivan Stojisavljević (CTO), and Tomislav Mihajlović (COO), who will continue to oversee the studios' approximately180 employees following its acquisition by Take-Two. Mr. Milutinović will report to Mr. Efrat.

“Our investment in Nordeus strengthens further Take-Two's mobile game business, is highly complementary to Social Point and Playdots, and broadens our sports portfolio with our first-ever soccer offerings," said Michael Worosz, Executive Vice President and Head of Strategy and Independent Publishing for Take-Two. “Over the last decade, Top Eleven has grown its audience, revenue, and profitability through Nordeus' introduction of live-ops and ongoing gameplay innovations that continue to drive ongoing consumer engagement. It’s also incredibly exciting for Take-Two to expand our operations into a vibrant, beautiful city such as Belgrade; the local science and engineering talent in Serbia is very strong and the quality of the Nordeus team is a testament to that. We are very pleased to welcome Branko, Milan, Ivan, and Tomislav, and the entire team at Nordeus to the Take-Two family, and are excited by the long-term potential of their development capabilities, which we expect will deliver positive contributions to our business.”

“We’re delighted to be joining the Take-Two family," added Branko Miluntinović, CEO and co-founder of Nordeus. "From the start of our conversations with Strauss and the team, we found that we were connected with common values, culture, and a shared vision. From a start-up back in 2010, to what we are today, Nordeus has been built on giving the world more champions through great gaming experiences such as Top Eleven, while also rooting ourselves in the community in Serbia through our continuous efforts in giving back. We are excited to take both our products and our work locally, to the next level with them as we continue our aim of putting Serbia on the global map of gaming.”

Harbottle & Lewis LLP, Karanovic& Partners (Serbia) and Hayes Solicitors (Ireland) served as legal counsel to Take-Two, and PWC provided financial and tax counsel to the Company.

About Nordeus

Founded in 2010, Nordeus is a mobile games company based in Belgrade, Serbia, best known for Top Eleven, the world’s most successful mobile soccer management game* with over 240 million registered users. In November 2017, Nordeus launched the Facebook Messenger game, Golden Boot, which has been played by over 65 million people and was nominated for Best Instant Game in Facebook’s Game of the Year 2017. Golden Boot is also available worldwide on Android and iOS. Nordeus takes an active role in the local community, with the vision of improving the overall quality of living and working in Serbia. Since the company’s inception, many giving back efforts have been launched to improve the public medical and educational sectors with a particular focus on early childhood development. Nordeus co-founded the Digital Serbia Initiative and Serbian Games Association, in addition to the Nordeus Hub - designed specifically to help teams get into the gaming industry, all with the aim of developing the Serbian digital economy and putting Serbia on the global map of gaming. For more information about Nordeus visit www.nordeus.com, or keep up-to-date with us on LinkedIn.

*Source: AppAnnie based upon downloads and revenue through April 2021.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a leading developer, publisher and marketer of interactive entertainment for consumers around the globe.  We develop and publish products principally through Rockstar Games, 2K, Private Division, Social Point, and Playdots.  Our products are designed for console systems and personal computers, including smartphones and tablets, and are delivered through physical retail, digital download, online platforms and cloud streaming services.  The Company’s common stock is publicly traded on NASDAQ under the symbol TTWO.  For more corporate and product information please visit our website at http://www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Cautionary Note Regarding Forward-Looking Statements

The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "potential," "predicts," "projects," "seeks," “should,” "will," or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company's future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; our ability to successfully integrate Nordeus’ operations and employees; the risks of conducting business internationally; the impact of reductions in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of potential inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation 5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company's most recent Annual Report on Form 10-K, including the risks summarized in the section entitled "Risk Factors," the Company’s most recent Quarterly Report on Form 10-Q, and the Company's other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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